EXHIBIT 10.35(c)

AVIS BUDGET RENTAL CAR FUNDING (AESOP) LLC
as Issuer
and
THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.,
as Trustee
___________________________________________
SUPPLEMENTAL INDENTURE No. 3
Dated as of August 16, 2013
to
SECOND AMENDED AND RESTATED
BASE INDENTURE
Dated as of June 3, 2004
___________________________________________
Rental Car Asset Backed Notes
(Issuable in Series)

EXHIBIT 10.35(c)

SUPPLEMENTAL INDENTURE No. 3, dated as of August 16, 2013 (“Supplemental Indenture”), to the SECOND AMENDED AND RESTATED BASE INDENTURE, dated as of June 3, 2004 (the “Base Indenture”), between AVIS BUDGET RENTAL CAR FUNDING (AESOP) LLC (formerly known as Cendant Rental Car Funding (AESOP) LLC), a special purpose, limited liability company established under the laws of Delaware, as issuer (“ABRCF”), and THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A. (as successor in interest to The Bank of New York), a national banking association, as trustee (in such capacity, the “Trustee”).
W I T N E S S E T H:
WHEREAS, ABRCF and the Trustee are parties to the Base Indenture;
WHEREAS, ABRCF desires to amend certain definitions to allow for changes to the Escrow Agreement and the Master Exchange Agreement and additions to the Related Documents;
WHEREAS, ABRCF has duly authorized the execution and delivery of this Supplemental Indenture;
WHEREAS, pursuant to Section 12.1 of the Base Indenture, covenants of ABRCF for the benefit of any Secured Parties may be added to the Base Indenture without the consent of any Noteholder;
WHEREAS, pursuant to Section 12.2 of the Base Indenture, certain amendments (such as those set forth in Section 2 below) require the consent of the Requisite Investors and any applicable Enhancement Provider; and
WHEREAS, to the extent required pursuant to Section 12.2 of the Base Indenture, ABRCF has received the consent of each applicable Enhancement Provider and the Requisite Investors (in accordance with the terms and conditions of the applicable Supplements) in connection with the execution of this Supplemental Indenture;
NOW, THEREFORE, for and in consideration of the premises, and other good and valuable consideration the receipt and sufficiency of which are acknowledged, it is mutually covenanted and agreed, that the Base Indenture be amended and supplemented as follows:
SECTION 1: AMENDMENT TO ARTICLE 8
Section 1.1    Amendment to Article 8. Article 8 of the Base Indenture is hereby amended by adding the following Section 8.30:
Section 8.30. Used Vehicles. ABRCF hereby covenants that it will not make or maintain any Loan to AESOP Leasing that would finance the purchase of a Vehicle that was not new at its date of acquisition by AESOP Leasing except Loans with respect to Vehicles for which the Depreciation Schedule provides for a depreciation rate per calendar month not less than (A) if the purchase price paid for such Vehicle by the original purchaser thereof (including dealer profit and delivery charges but excluding taxes and any registration or titling fees) is known by ABRCF and AESOP Leasing, 1.67% of such price or (B) otherwise, 2.25% of the Capitalized Cost of such Vehicle; provided, however, that the limitations set forth in this covenant may be revised or eliminated to the extent that the Rating Agency Consent Condition is satisfied.
SECTION 2:    AMENDMENT TO SCHEDULE I
Section 2.1    Amended and Restated Definitions. The Definitions List in Schedule I to the Base Indenture is hereby amended by deleting the definitions of “AESOP I Finance Lease Loan Agreement Non-Program Vehicle Borrowing Base”, “AESOP I Operating Lease Loan Agreement Non-Program Vehicle Borrowing Base”, “Bankrupt Manufacturer”, “Depreciation Schedule”, “Escrow Agreement”, “Excluded Redesignated Vehicle”, “QI Parent Downgrade Event” and “Related Documents” and the following are hereby inserted in place thereof:
““AESOP I Finance Lease Loan Agreement Non-Program Vehicle Borrowing Base” means, on any date of determination, without duplication, an amount equal to (i) the Capitalized Cost of newly acquired Non-Program Vehicles being leased under the Finance Lease on such date and the Net Book Value of all Non-Program Vehicles (other than newly acquired Vehicles) leased under the Finance Lease that are Eligible Vehicles on such date, plus (ii) all amounts receivable, as of such date, by a Lessee, AESOP Leasing or the Intermediary from any person or entity in connection with the auction, sale or other disposition of Non-Program Vehicles leased under the Finance Lease that were at the time of disposition Eligible Vehicles, plus (iii) all accrued and unpaid amounts pursuant to clause (b) of the definition of Monthly Base Rent and all accrued and unpaid Supplemental Rent, in each case, with respect to Non-Program Vehicles leased under the Finance Lease (other than amounts specified in clause (ii) above), minus (iv) the Finance Lease Non-Program Vehicle Ineligible Asset Amount, if any.”
““AESOP I Operating Lease Loan Agreement Non-Program Vehicle Borrowing Base” means, on any date of determination, without duplication, an amount equal to (i) the Capitalized Cost of newly acquired Non-Program Vehicles being leased under the AESOP I Operating Lease on such date and the Net Book Value of all Non-Program Vehicles (other than newly acquired Vehicles) leased under the AESOP I Operating Lease that are Eligible Vehicles on such date, plus (ii) all amounts receivable, as of such date, by AESOP Leasing or the Intermediary from any person or entity in connection with the auction, sale or other disposition of Non-Program Vehicles leased under the AESOP I Operating Lease that were at the time of disposition Eligible Vehicles, plus (iii) all accrued and unpaid amounts pursuant to clause (b) of the definition of Monthly Base Rent and all accrued and unpaid Supplemental Rent, in each case, with respect to Non-Program Vehicles leased under the AESOP I Operating Lease (other than amounts specified in clause (ii) above), minus (iv) the AESOP I Operating Lease Non-Program Vehicle Ineligible Asset Amount, if any.”

““Bankrupt Manufacturer” means any Manufacturer with respect to which an Event of Bankruptcy (determined without regard to the 60 day period in clause (a) of the definition of Event of Bankruptcy) has occurred and is continuing.”
“Depreciation Schedule” means the schedule of estimated daily depreciation prepared by AESOP Leasing based on a depreciation rate of not less than 1.67% per calendar month with respect to each type of Non-Program Vehicle that is an Eligible Vehicle, as revised from time to time by AESOP Leasing; provided, however, that the effectiveness of any such revision that lowers the depreciation rate below 1.67% shall be subject to satisfaction of the Rating Agency Consent Condition.
““Escrow Agreement” shall mean the Escrow Agreement, dated as of June 3, 2004, by and among each Exchangor, the Intermediary and the escrow agent thereunder, as amended, supplemented, replaced, restated or otherwise modified from time to time in accordance with its terms, pursuant to which the Exchange Account and one or more Joint Disbursement Accounts shall be maintained as escrow accounts on behalf of each Exchangor.”
““Excluded Redesignated Vehicle” means each Vehicle manufactured by a Manufacturer with respect to which an Event of Bankruptcy or Manufacturer Event of Default has occurred that becomes a Redesignated Vehicle, as of and from the date such Vehicle becomes a Redesignated Vehicle to and until the Inclusion Date for such Vehicle.”
““QI Parent Downgrade Event” shall have the meaning given to such term in the Master Exchange Agreement.”
““Related Documents” means, collectively, the Indenture, the Notes, any Enhancement Agreement, the Loan Agreements, the Assignment Agreements, the Vehicle Title and Lienholder Nominee Agreements, the Administration Agreement, the Termination Services Agreement, the Securities Account Control Agreements, the Loan Notes, any Placement Agency Agreement, any agreements relating to the issuance or the purchase of any of the Notes, the Leases, the Supplemental Documents relating to the Leases, the Subleases, each Lockbox Agreement, the Disposition Agent Agreement, the Back-up Administration Agreement, the Master Exchange Agreement and the Escrow Agreement.”
Section 2.2    Additional Definitions. The Definitions List in Schedule I to the Base Indenture is hereby amended by adding the following definitions in the appropriate alphabetical order:
““Back-up Administration Agreement” means the Back-Up Administration Agreement, dated July 23, 2009, by and among the Issuer, ABCR, as Administrator, AESOP Leasing, AESOP Leasing II, ARAC, BRAC, the Intermediary, Lord Securities Corporation,

as Back-Up Administrator, and the Trustee, as amended, amended and restated, modified, or supplemented from time to time in accordance with its terms.”

““Disposition Agent Agreement” means the Disposition Agent Agreement, dated July 23, 2009, by and among the Issuer, ABCR, as Administrator, AESOP Leasing, AESOP Leasing II, ARAC, BRAC, Fiserv Automotive Solutions, Inc., as Disposition Agent and Lord Securities Corporation, as Back-Up Administrator, and the Trustee, as amended, amended and restated, modified, or supplemented from time to time in accordance with its terms.”
SECTION 3:    REPRESENTATIONS AND WARRANTIES
In order to induce the Trustee to agree to this Supplemental Indenture, ABRCF hereby represents and warrants as follows for the benefit of the Trustee and the Secured Parties, as of the date hereof:
Section 3.1    Affirmation of Representations and Warranties.
Each representation and warranty of ABRCF set forth in the Base Indenture and in each other Related Document to which it is a party is true and correct as of the date of this Supplemental Indenture in all material respects (except for representations and warranties which are limited as to materiality by their terms, which representations and warranties shall be true and correct as of the date of this Supplemental Indenture) as though such representation or warranty were being made on and as of the date hereof and is hereby deemed repeated as though fully set forth herein.
Section 3.2    Limited Liability Company and Governmental Authorization.
The execution, delivery and performance by ABRCF of this Supplemental Indenture (a) is within ABRCF’s limited liability company powers and has been duly authorized by all necessary limited liability company action, (b) requires no action by or in respect of, or filing with, any governmental body, agency or official which has not been obtained, and (c) does not contravene, or constitute a default under, any provision of applicable law or regulation or of the certificate of formation or limited liability company agreement of ABRCF or of any law or governmental regulation, rule, contract, agreement, judgment, injunction, order, decree or other instrument binding upon ABRCF or any of its Assets or result in the creation or imposition of any Lien on any Asset of ABRCF, except for Liens created by this Supplemental Indenture or the other Related Documents. This Supplemental Indenture has been executed and delivered by a duly authorized officer of ABRCF.
Section 3.3    Binding Effect.
This Supplemental Indenture is a legal, valid and binding obligation of ABRCF enforceable against ABRCF in accordance with its terms (except as such enforceability may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws affecting creditors’ rights generally or by general equitable principles, whether considered in a proceeding at law or in equity and by an implied covenant of good faith and fair dealing).
Section 3.4    No Consent.
No consent or action by or in respect of, approval or other authorization of, or registration, declaration or filing with, any Governmental Authority or other Person is required for the valid execution and delivery of this Supplemental Indenture or for the performance of any of ABRCF’s obligations hereunder other than such consents, approvals, authorizations, registrations, declarations or filings as were obtained by ABRCF prior to the Initial Closing Date, or the date hereof, as applicable.
SECTION 4:    CONDITIONS PRECEDENT
This Supplemental Indenture shall become effective and shall be binding on each of the parties hereto upon the satisfaction or due waiver of each of the following conditions precedent:

1.	The consent of the Requisite Investors shall have been given in accordance with the terms of the applicable Supplement and a copy thereof provided to the Trustee.

2.	The Rating Agency Consent Condition shall have been satisfied.

3.
The Trustee shall have received an Officer’s Certificate of ABRCF dated as of the date hereof to the effect that (i) no Amortization Event, Aggregate Asset Amount Deficiency, Enhancement Agreement Event of Default, Enhancement Deficiency, Loan Event of Default, AESOP I Operating Lease Vehicle Deficiency, Manufacturer Event of Default, Lease Event of Default, Potential Amortization Event, Potential Enhancement Agreement Event of Default, Potential Loan Event of Default, Potential Lease Event of Default, or Potential Manufacturer Event of Default is continuing or will occur as a result of the execution and delivery of this Supplemental Indenture, and (ii) the execution and delivery of this Supplemental Indenture will not result in any breach of any of the terms, conditions or provisions of or constitute a default under any indenture, mortgage, deed of trust or other agreement or instrument, including, without limitation, any Related Document, to which ABRCF is a party or by which it or its property is bound or any order of any court or administrative agency entered in the suit, action or other judicial or administrative proceeding to which ABRCF is a party or by which it or its property may be bound or to which it or its property may be subject,

4.
The Trustee shall have received one or more Opinions of Counsel, subject to the assumptions and qualifications stated therein and an Officer’s Certificate of ABRCF, in each case, in a form substantially acceptable to the Trustee, dated the date hereof, substantially to the effect that (x) the amendment effected by Section 1.1 of this Supplemental Indenture shall not adversely affect in any material respect the interests of any Noteholders, (y) all conditions precedent provided for in the Base Indenture with respect to the execution and delivery of this Supplemental Indenture have been complied with in all material respects and (z) the execution of this Supplemental Indenture is authorized and permitted by the Indenture and that it will be valid and binding upon ABRCF in accordance with its terms.
SECTION 5:    MISCELLANEOUS
Section 5.1    Counterpart Originals.
The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.
Section 5.2    Ratification and Effect.
The Base Indenture, as amended and supplemented by this Supplemental Indenture, is in all respects ratified and confirmed, shall continue to be in full force and effect, and shall be read, taken and construed as one and the same instrument.
Section 5.3    Effect of Supplemental Indenture.
This Supplemental Indenture is limited as specified and, except as expressly stated herein, shall not constitute a modification, acceptance or waiver of any other provision of the Base Indenture.
Section 5.4    Headings, etc.
The headings of the Sections of this Supplemental Indenture have been inserted for convenience of reference only, are not to be considered a part hereof, and shall in no way modify or restrict any of the terms or provisions hereof.
Section 5.5    Choice of Law.
THIS SUPPLEMENTAL INDENTURE SHALL BE A CONTRACT MADE UNDER AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK.

IN WITNESS WHEREOF, the Trustee and ABRCF have caused this Supplemental Indenture to be duly executed by their respective duly authorized officers as of the day and year first written above.

AVIS BUDGET RENTAL CAR FUNDING (AESOP) LLC, as Issuer

By:	/s/ David Calabria
Name: David Calabria
Title: Vice President, Assistant Secretary & Assistant Treasurer

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Trustee

By:	/s/ David H. Hill
Name: David H. Hill
Title: Vice President